EXECUTION VERSION

Exhibit 4.23

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THESE WARRANTS ARE BEING ISSUED IN CONNECTION WITH A CREDIT AGREEMENT DATED NOVEMBER 29, 2007 BY AND AMONG SONORAN ENERGY, INC., STANDARD BANK, PLC, AS  ADMINISTRATIVE AGENT, AND THE LENDERS REFERRED TO THEREIN.

No. W-1

WARRANTS TO PURCHASE SHARES OF COMMON STOCK

OF SONORAN ENERGY, INC.

These Warrants to Purchase Shares of Common Stock (these "Warrants") certify that for value received, Standard Bank, PLC or its successors or assigns (the "Holder"), is entitled to subscribe for and purchase from Sonoran Energy, Inc., a Washington corporation (the "Company"), up to the Aggregate Total Shares (as defined below), at the Exercise Price (as defined below), subject to the provisions and upon the terms and conditions hereinafter set forth. The Exercise Price and the Aggregate Total Shares are each subject to adjustment as hereinafter set forth.  These Warrants and all rights hereunder shall expire at 5:00 p.m., Dallas, Texas time, on the Expiration Date (as defined below).

ARTICLE I

Definitions

As used herein, the following terms shall have the meanings set forth below:

1.1 "Aggregate Total Shares" means, (a) on the Effective Date, 4,019,833 shares of Common Stock or (b) any time after the Effective Date, (i) 4,019,833 shares of Common Stock or (ii) such number of shares of Common Stock following any adjustment to such amount in accordance with the terms of Article IV hereof.

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1.2 "Articles of Incorporation" means the Articles of Incorporation of the Company executed or dated as of August 11, 2000, and filed with the  Secretary of State of the State of Washington and filed on August 14, 2000 as hereafter amended, modified, restated or replaced from time to time.

1.3 "Board of Directors" means at any time the board of directors of the

Company as elected pursuant to the Bylaws.

1.4 "Business Day" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in Dallas, Texas or New York, New York.

1.5 "Bylaws" means the Bylaws of the Company, dated as of August 15, 2000, as hereafter amended, modified, restated or replaced from time to time.

1.6 "Company" is defined in the introductory paragraph, and shall also include any successor to such entity by merger, consolidation or otherwise.

1.7 "Common Stock" shall mean authorized shares of Common Stock of the

Company, no par value per share, as constituted on the Effective Date, and any stock into which such Common Stock may thereafter be converted or changed, and also shall include any other stock of the Company of any other class that is not preferred as to dividends or distributions in liquidation over any other class of any other stock of the Company.

1.8 "Company Offering" means the closing of the sale and issuance of any of the shares of Common Stock to the general public in a public offering pursuant to an effective registration statement under the Securities Act.

1.9 "Convertible Securities" means evidences of indebtedness, units,

interests, preferred stock, or other securities (including these Warrants) that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon a specified date or the happening of a specified event.

1.10 "Credit Agreement" means the Credit Agreement dated November 14, 2007 by and among the Company, STANDARD BANK, PLC, as administrative agent, and the lenders referred to therein.

1 .11 "Current Market Price" means, with respect to a security or any other item, the fair value of such security or item as determined in writing in good faith by the Board of Directors. Notwithstanding the foregoing, in the event these Warrants are exercised, the fair market value per share of

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Common Stock, so long as publically traded, shall be equal to the closing price per share of such Common Stock as of the date of determination.

1.12 "Effective Date" means November 14, 2007.

1 .13 "Exercise Price" means in the event that the Holder or a Holder Designee exercises all or a portion of these Warrants (i) One third of these Warrants shall be exercisable at any time after the Effective Date until their expiration on the fourth anniversary of the Effective Date, at an exercise price per share equal to the closing trading price of one share of Sonoran’s common stock on the Effective Date plus a 25% premium. (ii) One third of these Warrants shall be exercisable at any time after the Effective Date until their expiration on the fifth anniversary of the Effective Date, at an exercise price per share equal to the closing trading price of one share of Sonoran’s common stock on the Effective Date plus a 50% premium.  (iii) One third of these Warrants shall be exercisable any time after the Effective Date until their expiration on the sixth anniversary of the Effective Date, at an exercise price per share equal to the closing trading price of one share of Sonoran’s common stock on the Effective Date plus a 100% premium.   Based on the actual price of Sonoran Energy’s Common Stock on the Effective Date of $0.15 per share, the initial exercise prices for the groups of warrants described above will be) $0.1875 per share for (i),  $0.225 per share for (ii) and, $0.30 per share for (iii).

1.14 "Expiration Date" means: (a) for Warrants exercisable in accordance with clause (i) of the definition of "Exercise Price", the fourth anniversary of the Effective Date; (b) for Warrants exercisable in accordance with clause (ii) of the definition of "Exercise Price", the fifth anniversary of the Effective Date; and (c) for Warrants exercisable in accordance with clause (iii) of the definition of "Exercise Price", the sixth anniversary of the Effective Date.

1.15 "Fully Diluted Basis" means, as applied to the calculation of shares of Common Stock outstanding at any time, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon exercise, conversion or exchange of all Options and Convertible Securities, regardless of exercise price.

1.16 "Holder Designee" is defined in Section 3.2.

1.17 "Options” means any options or other rights to subscribe for or to purchase shares of Common Stock or Convertible Securities, including all authorized but unissued options.

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1.18 "Person" means any individual, partnership, limited partnership,

corporation, limited liability company, trust, association, entity or other organization.

1.19 "Subscription Notice" is defined in Section 2.1.

1.20 "Triggering Event" is defined in Section 5.1 (a).

1.21 "Warrant Office" is defined in Section 3.1.

1.22 "Warrant Common Stock” means shares of Common Stock issued or issuable by the Holder upon the exercise of these Warrants, as adjusted in accordance with the terms of these Warrants.

1.23 “Warrants" is defined in the introductory section hereof, and shall also include any warrants issued in substitution or exchange therefor as provided herein.

ARTICLE II

Exercise of Warrants

2.1 Method of Exercise. The Warrants represented hereby may be exercised by the Holder in whole or in part, at any time and from time to time, after the Effective Date and ending at 5:00 p.m., Dallas, Texas time, on the Expiration Date. To exercise these Warrants, the Holder shall deliver to the Company, at the Warrant Office:

(i) a written subscription notice substantially in the form

attached as Exhibit A hereto (the "Subscription Notice"), duly completed and executed on behalf of the Holder, stating therein the election of such Holder to exercise these Warrants in the manner provided in the Subscription Notice;

(ii) payment in full of the aggregate Exercise Price for all shares of Warrant Common Stock to be purchased pursuant thereto payable:

(A) in cash or by certified check or wire transfer,

(B) through a "cashless" or "net-issue" exercise

("Cashless Exercise"), pursuant to which the Holder shall exchange the Warrants (or the portion thereof to be cancelled) subject to a Cashless Exercise for that number of shares of Warrant Common Stock determined by multiplying the number of shares of Warrant Common Stock issuable on exercise of the Warrants (or the portion thereof to be cancelled) by a fraction, the numerator of which shall be the difference between (x) the Current Market

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Price of the shares of Common Stock on the date of exercise and (y) the Exercise Price, and the denominator of which shall be the Current Market Price of a share of Common Stock on the date of exercise; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based, or above; and

 (C) pursuant to a combination of clauses (A) and (B) above; and

(iii)  this Warrant.

These Warrants shall be deemed to be exercised immediately prior to the close of business on the date of receipt by the Company of the items listed above (such date, the "Exercise Date") and the person entitled to receive the shares of Warrant Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares of Warrant Common Stock as of the close of business on such date. In the event that these Warrants are exercised in part, within two (2) business days after the Exercise Date, the Company at its expense shall execute and deliver new

Warrants of like tenor exercisable for the percentage of shares of Warrant Common Stock for which these Warrants may thereafter be exercised. Within two (2) Business Days after the Exercise Date, the Company shall issue and deliver to the Holder stock certificates for the number of shares of Common Stock issuable upon exercise by the Holder pursuant to this Section 2.1.

2.2 Expenses and Taxes. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of these Warrants and of the shares of Warrant Common Stock.

2.3 Reservation of Common Stock. The Company covenants that, for so long as any Warrants remain outstanding, the Company shall reserve, free from all preemptive rights, out of its authorized but unissued Common Stock, and solely for the purpose of effecting the exercise of these Warrants, a sufficient number of shares of Common Stock to provide for the exercise of these Warrants.

2.4 Valid Issuance. All shares of Warrant Common Stock issued upon exercise of these Warrants will, upon (i) submission of a Subscription Notice, (ii) surrender of these Warrants (or any portion thereof), (iii) payment of the Exercise Price therefor and (iv) the issuance of such shares of Warrant Common Stock by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result.

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2.5 No Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued upon exercise of these Warrants, but the Company shall pay the Holder an amount equal to the Current Market Price of such fractional share of Common Stock in lieu of each fraction of a share of Common Stock otherwise called for upon any exercise of a Warrant.

ARTICLE Ill

Transfer

3.1 Warrant Office, The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the office of Transfer Agent of the Company if one exists on the Effective Date, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for these Warrants in which the Company shall record the name and address of the person in whose name these Warrants have been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

3.2 Ownership of Warrants. The Company may deem and treat the Person in whose name these Warrants are registered as the Holder until provided with written notice by the registered Holder in the form of the Assignment Transfer Notice attached hereto as Exhibit B (the "Assignment Transfer Notice") to the contrary. These Warrants may be exercised by any assignee of the Holder (a "Holder Designee") for the purchase of shares of Warrant Common Stock, and for purposes of these Warrants, any such assignee shall also constitute the "Holder" hereunder.

3.3 Restrictions on Transfer of Warrants. Subject to compliance with applicable federal and state securities laws, these Warrants and all rights hereunder are transferable, in whole or in part, without charge (except for securities transfer taxes or income taxes), upon (i) surrender of these Warrants properly endorsed, (ii) submission of a properly executed Assignment transfer Notice and (iii) payment to the Company of funds sufficient to pay any transfer tax.

3.4 Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of these Warrants with respect to compliance with the Securities Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer

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taxes) may direct, for the percentage of Warrant Common Stock issuable upon exercise hereof. The Company hereby agrees to extend the benefit of these Warrants to any assignee and any such assignee may specifically enforce the provisions of these Warrants as if an original party hereto.

ARTICLE IV

Adjustments and Preemptive Rights

4.1 General. The Exercise Price and the number of shares of Warrant Common Stock shall be subject to adjustment from time to time in accordance with this Article IV.

4.2 Dividends, Subdivisions and Combinations. If, at any time after the date of this Agreement, the Company shall:

(i) pay a dividend or make a distribution, in each case payable in Common Stock;

(ii) subdivide, split or reclassify its outstanding Common Stock into a larger number of shares of Common Stock; or

(iii) combine its outstanding Common Stock into a smaller

number of shares of Common Stock, then (A) the number of shares of Warrant Common Stock shall be adjusted so as to equal the number of shares of Warrant Common Stock that the Holder would have held immediately after the occurrence of such event if the Holder had exercised such Warrants immediately prior to the occurrence of such event and (B) the Exercise Price shall be adjusted to be equal to (x) the Exercise Price immediately prior to the occurrence of such event multiplied by (y) a fraction (1) the numerator of which is the number of shares of Warrant Common Stock immediately prior to the adjustment in clause (A), and (2) the denominator of which is the number of shares of Warrant Common Stock immediately after the adjustment in clause (A). An adjustment made pursuant to. this Section 4.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event.

4.3 Capital Reorganization, Capital Reclassifications, Merger, Etc. If, at any time after the Effective Date, there shall be (a) any capital reorganization or any reclassification of the Common Stock (other than as a result of a dividend, distribution or subdivision, split-up or combination of shares of Common Stock to which Section 4.2 applies), (b) any consolidation, merger or business combination of the Company with another Person or (c) any sale or

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conveyance by the Company of all or substantially all of its assets or property to, another Person, then in each case the Company shall cause effective provision to be made so that these Warrants shall, upon the basis and upon the terms and conditions specified in this Warrant in lieu of the shares of Warrant Common Stock immediately theretofore purchasable and receivable upon the exercise of these Warrants, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Warrant Common Stock would have been entitled upon such event. In any such case, if necessary, the provisions of this Warrant with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, cash or other property thereafter deliverable upon the exercise of these Warrants, and the provisions of this Section 4.3 shall similarly apply to any such successive reorganizations, reclassifications, consolidations mergers, business combinations or sales or conveyances. In determining the kind and amount of stock, other securities, cash or other property obtainable upon consummation of any event described in clauses (a), (b) and (c) above, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such event, then the Holder shall have the right to make a similar election with respect to the number of shares of stock, other securities, cash or property.

4.3A

Cash Dividends and Other Distributions.  In the event that at any time and from time to time the Company shall distribute to holders of Common Stock, without receiving any consideration therefore, (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in section 4.2, (B) any rights, options, warrants or securities described in Section 4.3 and Section 4.5 and (C) any ordinary cash dividends or other ordinary cash distributions from current or retained earnings, then the number of shares of Warrant Common Stock which may be subscribed and paid for upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Warrant Common Stock which may be subscribed and paid for upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Price per share of

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Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which shall be delivered to the Holder) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction.  Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.3A if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable).  No adjustment shall be made pursuant to this Section 4.3A which shall have the effect of decreasing the number of shares of Warrant Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

4.4 Impairment. The Company will not, by amendment of the Bylaws, any permitted shareholder agreement, the Articles of Incorporation or any of its other constitutive documents or through any reorganization, reclassification, modification, transfer of assets, consolidation, merger, dissolution, sale or issue of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of these Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Furthermore, without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that all shares of Warrant Common Stock as may be issued pursuant to the exercise of these Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

4.5 Miscellaneous.

(a) Calculation of Consideration Received. If any shares of Common Stock, Options, Convertible Securities or other securities of the Company are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options, Convertible Securities or other securities of the Company are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the

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Company shall be the Current Market Price of such consideration, as of the date of receipt.

(b) Deferral of Issuance. In any case in which this Article IV shall require that any adjustment in the number of shares of Warrant Common Stock or in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuing to the Holder of any Warrants exercised or converted after such record date of the shares of Common Stock issuable upon such exercise over and above the number of shares of Common Stock that would have been issuable upon such exercise on the basis of the Exercise Price prior to such adjustment. In such case, the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(c) Notice; Adjustment Rules.

(i) In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such offer send to the Holder a notice of such proposed action or offer.  Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Warrant Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving

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effect to any adjustment pursuant to Article IV which will be required as a result of such action.  Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

(ii) Whenever the Exercise Price and the number of shares of Warrant Common Stock shall be adjusted as provided in this Article IV, the Company shall provide to the Holder a statement, signed by the President or the Chief Executive Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of shares of Warrant Common Stock applicable to these Warrants after giving effect to such adjustment. All calculations under this Article IV shall be made to the nearest cent ($.01) or to the nearest full share of Common Stock, as the case may be. Adjustments pursuant to this Article IV shall apply to successive events or transactions of the types covered thereby. Notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Warrant Common Stock or to the Exercise Price if such adjustment represents less than 1 % of the number of shares of Warrant Common Stock previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1 % or more of the number of shares of Common Stock to be so delivered.

(d) Certain Adjustments. The Company may make such reductions in the Exercise Price or increases in the number of shares of Warrant Common Stock to be received by the Holder upon the exercise of the Warrants, in addition to those adjustments required by this Article IV, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of shares of Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of Options or Convertible Securities, or any dividend, or any issuance of Options hereinafter made by the Company to the holders of its Common Stock shall not be taxable to such holders.

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(e) Excluded Issuances. Notwithstanding any other provision of this Article IV, no adjustment shall be made pursuant to Section 4.2 or 4.3 in respect of

(i) the issuance from time to time of shares of Common Stock upon the exercise of these Warrants,

(ii) securities issued upon exercise of conversion or exchange rights, options or subscription calls, warrants, commitments or claims, provided that the foregoing are issued and outstanding prior to the date hereof, listed on Schedule I hereto and taken into consideration in the determination of the number of shares of Warrant Common Stock using the number of shares of Common Stock on a Fully Diluted Basis as of the Effective Date,

(iii) the issuance from time to time of shares of Common Stock or the option to purchase shares of Common Stock in an aggregate amount of up to 15,000,000 shares of Common Stock as such shares of Common Stock may be issued to employees, consultants, directors, or otherwise in accordance with any equity or incentive compensation plans approved by the shareholders of the Company, and

(iv) the issuance of up to 24,000,000 shares of Common Stock to various parties in connection with the equity raised at the request of Standard Bank, PLC in connection with the Credit Agreement.

(f) No Duplication of Adjustments. If any action would require adjustment of the Exercise Price pursuant to more than one of the provisions of this Article IV, only one adjustment shall be made and such adjustment shall be the adjustment that results in the lowest Exercise Price and larges number of Warrant Common Stock after giving effect to such adjustment.

4.6 Current Market Price Determination; Challenges to Determination. Any determination by the Board of Directors of the Current Market Price of a security or other items shall be made in writing on or before the twentieth (20th) day after the applicable valuation date, and delivered promptly to the Holder. Such determination shall be based on the number of shares of Common Stock then outstanding on a Fully Diluted Basis, assuming that the conditions to the exercise of these Warrants have been satisfied, and shall be made without regard to any blockage, marketability, minority interest discount or any other similar discount. The Holder may from time to time challenge the Company's written determination of the Current Market Price as follows:

(a) Any challenge made by the Holder must be made in writing to the Company within twenty (20) days after receipt by the Holder of written

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notice of the determination of the Current Market Price made by the Board of Directors.

(b) An independent and nationally-recognized firm specializing in security valuations chosen by the Holder and an independent and nationally recognized firm specializing in security valuations chosen by the Company shall each make a determination of the Current Market Price of such security or item. The Holder and the Company shall each pay the fees and expenses of their respective security valuation firm.

(c) In the event that the difference between the valuations determined by the security valuation firms is less than twenty percent (20%) of the higher valuation, then the Current Market Price of such security or item shall be deemed to be the average of such two valuations. In the event that the difference between the valuations is greater than twenty percent (20%) of the higher valuation, then the two security valuation firms shall designate a third security valuation firm, which shall make a determination of the Current Market Price of such security or item. In the event that the valuation determined by such third security valuation firm is between the valuations of the first two security valuation firms, such valuation shall be considered the Current Market Price. In the event that such valuation is not between the valuations of the first two security valuation firms the valuation from the first two valuations that is closest to the valuation of the third firm shall be considered the Current Market Price of such security or item. The fees and expenses of any such third security valuation firms shall be shared equally by the Company and the Holder.

Notwithstanding the foregoing, if the Board of Directors fails to make a Current Market Price determination within the 20-day period set forth in above, the Current Market Price of such security or item shall be determined, unless otherwise agreed by the Company and the Holder, solely by an independent and nationally recognized security valuation firm chosen by the Holder.

ARTICLE V

Miscellaneous

5.1 Entire Agreement. These Warrants, the Credit Agreement, the Articles of Incorporation and the Bylaws (a) constitute the entire agreement among the parties with respect to the shares of Warrant Common Stock purchasable upon exercise hereof and the related transactions, and supersede all prior agreements and understandings, both written and oral,

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among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the shares of Warrant Common Stock purchasable upon exercise hereof and the related transactions, other than those expressly set forth in the Constituent Documents, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the subject matter hereof, other than those referred to in clause (i) above.

5.2 Governing Law. These Warrants shall be governed by the internal laws of the state of New York without giving effect to the principles thereof relating to conflicts of law (except Section 5-1 401 of the New York General Obligations Law).

5.3 Forum Selection and Consent to Jurisdiction. ANY LITIGATION

BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THESE WARRANTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THE COMPANY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW

YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH

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IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THESE WARRANTS.

5.4 Waiver and Amendment. Any term or provision of these Warrants may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of these Warrants may be amended or supplemented at any time by agreement of the Holder (or if there is more than one Holder, the agreement of Holders with the right to be issued at least fifty-one percent (51%) of the Warrant Common Stock pursuant to the exercise of this Warrant) and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of these Warrants shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of these Warrants shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of these Warrants.

5.5 Illegality. In the event that any one or more of the provisions contained in these Warrants shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of these Warrants shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.6 Copy of Warrant. A copy of these Warrants shall be filed among the records of the Company.

5.7 Notice. Any notice or other document required or permitted to be given or delivered to the Holder shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier to such Holder at the last address shown on the books of the  company maintained at the Warrant Office for the registration of these Warrants or at any more recent address of which the Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested. Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Any party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

5.8 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give

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rise to any liability of such Holder for the purchase .price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.9 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of these Warrants, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of these Warrants, the Company will make and deliver new Warrants of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrants. Any Warrants issued under the provisions of this Section in lieu of any Warrants alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrants, shall constitute an original contractual obligation on the part of the Company. These Warrants shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

 [Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused these Warrants to be signed in its name as of the Effective Date.

SONORAN ENERGY, INC.

Title: President and CEO

[STANDARD BANK, PLC Warrants Signature Page]

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EXHIBIT A

SUBSCRIPTION NOTICE

Date: _______________

Sonoran Energy, Inc.

Pacific Center I

14180 N. Dallas Parkway

Suite 400

Dallas, Texas 75254

Attention:

Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrants to purchase Common

Stock of Sonoran Energy, Inc. (the "Company," and such warrants, the "Warrants") required to purchase thereunder shares of Common Stock (as defined in the Warrants) at an Exercise Price of Dollars ( $ ) per share of  Common Stock, or an aggregate Exercise Price of [($     )] (the "Aggregate Cash Exercise Price").

The undersigned hereby elects to exercise the Warrants pursuant to the

Cashless Exercise provisions of Section 2.l(ii)(B) of the Warrants required to purchase thereunder - shares of Common Stock, resulting in - additional shares of Warrant Common Stock being cancelled in consideration of the

Exercise Price (the "Cancelled Warrant Common Stock).

The undersigned hereby elects to exercise the number of Warrants required to purchase - shares of Common Stock in consideration for the Aggregate Cash Purchase Price of $ and - Cancelled Warrant Common Stock.

Pursuant to the terms of the Warrants the undersigned has delivered herewith to the Company (i) the Aggregate Exercise Price in full in cash, by certified check or wire transfer, if applicable and (ii) the Warrants.

The undersigned hereby requests that the stock ledger and books of the

Company be revised and updated so as to show that the shares of Common Stock have been issued as follows:

ISSUE TO:

(NAME)

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(ADDRESS, INCLUDING ZIP CODE)

(TAX IDENTIFICATION NUMBER OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

[STANDARD BANK, PLC Warrants Signature Page]

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

Please issue a new Warrant for the unexercised portion of the attached Warrant as follows:

ISSUE TO:

(NAME OF HOLDER)

DELIVER TO:

(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated:

STANDARD BANK, PLC

By:

Name:

Title:

[STANDARD BANK, PLC Warrants Signature Page]

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EXHIBIT B

ASSIGNMENT TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of Common Stock of Sonoran Energy, Inc. represented by the Warrant, with respect to the Percentage set forth below:

Name of Assignee Address Percentage and does hereby irrevocably constitute and appoint Attorney-in-Fact to make such transfer on the books of Sonoran Energy, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:

STANDARD BANK, PLC

By:

Name:

Title:

[STANDARD BANK, PLC Warrants Signature Page]

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SCHEDULE 1

OUTSTANDING WARRANTS AND OTHER CONVERTIBLE SECURITIES

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